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                                                                     EXHIBIT 23

             Auditors' Report and Consent of Independent Auditors

The Board of Directors
AstroPower, Inc.

The audits referred to in our report dated February 23, 2001, included the related financial statement schedule as of December 31, 2000, 1999 and 1998 and for each of the years in the three-year period ended December 31, 2000, included in this annual report on Form 10-K. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement scheduled based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

    We consent to incorporation by reference in the registration statements (No. 333-68961 and No. 333-63021) on Form S-8 of AstroPower, Inc. of our reports dated February 23, 2001 included herein.

                                                       /s/ KPMG LLP
                                          _____________________________________
                                          Wilmington, Delaware
                                          March 15, 2001